Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1/A, Amendment No. 2) filed with the Securities and Exchange Commission pertaining to our report dated April 2, 2018 relating to the audited consolidated financial statements of Acacia Diversified Holdings, Inc. for the years ended December 31, 2017 and 2016.

/s/KWCOPC
KWCO, PC
Odessa, Texas
June 22, 2018